UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2023

Vera Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40407	81-2744449
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8000 Marina Boulevard, Suite 120 Brisbane, California	94005
(Address of principal executive offices)	(Zip Code)

(650) 770-0077

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.001 par value per share	VERA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 22, 2023, Vera Therapeutics, Inc. (the “Company”) drew down an aggregate of $25.0 million in new term loans pursuant to its previously disclosed Loan and Security Agreement, dated December 17, 2021, as amended (the “Loan Agreement”), by and between the Company and Oxford Finance LLC (the “Lender”). The Company previously drew $5.0 million on December 17, 2021 and $20.0 million on November 4, 2022 pursuant to the Loan Agreement. All term loans under the Loan Agreement are referred to collectively as the “Loan”.

The Loan bears interest at a floating per annum rate (based on the actual number of days elapsed divided by a year of 360 days) equal to the greater of (i) 8.25% and (ii) the sum of (a) 1-Month CME Term SOFR as reported by CME Group Benchmark Administration Limited on the last business day of the month that immediately precedes the month in which the interest will accrue, and (b) 8.25%. The final maturity date of the Loan is December 17, 2027. The Company may prepay the Loan in full or in part at any time upon 10 business days’ written notice to the Lender, subject to the applicable Prepayment Fee (as defined below). Upon the earliest to occur of the maturity date, acceleration of the Loan or prepayment of the Loan, the Company is required to make a final payment equal to 7.0% of the aggregate principal amount of the Loan (the “Final Fee”). Any prepayments of the Loan, whether mandatory or voluntary, must include an amount equal to the sum of (a) the portion of the outstanding principal of the Loan being prepaid plus accrued and unpaid interest thereon through the prepayment date, (b) the Final Fee, (c) the Lender’s expenses and all other obligations that are due and payable to the Lender, and (d) a prepayment fee of (i) 3.0% of the portion of the Loan being prepaid if the repayment is on or before the first anniversary of the funding date of such term loan or (ii) 2.0% of the portion of the Loan being prepaid if the repayment is after the first anniversary of the funding date but on or before the second anniversary of the funding date of such term loan (the “Prepayment Fee”). There is no Prepayment Fee for any prepayments occurring after the second anniversary of the funding date of such term loan.

A copy of the Loan Agreement is filed as Exhibit 10.14 to the Company’s Registration Statement on Form S-1, filed with the Securities and Exchange Commission (“SEC”) on February 7, 2022, and a copy of the First Amendment to the Loan Agreement, dated November 4, 2022, is filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q, filed with the SEC on November 9, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vera Therapeutics, Inc.

Dated: December 26, 2023

	By:	/s/ Marshall Fordyce, M.D.
Marshall Fordyce, M.D.
Chief Executive Officer